Morgan Stanley Finance LLC

May 2026

Pricing Supplement No. 16,166

Registration Statement Nos. 333-293641; 333-293641-01

Dated May 29, 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement, tax supplement and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the value of the basket over the term of the PLUS. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Accordingly, you may lose your entire investment. The PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies for a limited range of upside performance of the basket. Investors may lose their entire initial investment in the PLUS. The PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These PLUS are not secured obligations, and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
	Issuer:	Morgan Stanley Finance LLC
	Guarantor:	Morgan Stanley
	Maturity date:	July 2, 2027
	Original issue price:	$1,000 per PLUS
	Stated principal amount:	$1,000 per PLUS
	Pricing date:	May 29, 2026
	Original issue date:	June 3, 2026 (3 business days after the pricing date)
	Aggregate principal amount:	$10,390,000
	Interest:	None
Basket:	Basket component		Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	S&P®/ASX 200 Index (the “AS51 Index”)		AS51	7.50%	8,731.652	0.000858944
	FTSE® 100 Index (the “UKX Index”)		UKX	17.50%	10,409.28	0.001681192
	Nikkei Stock Average (the “NKY Index”)		NKY	25.00%	66,329.50	0.000376906
	Swiss Market Index® (the “SMI Index”)		SMI	10.00%	13,542.66	0.000738407
	EURO STOXX 50® Index (the “SX5E”)		SX5E	40.00%	6,050.54	0.006610980
We refer to each of the AS51 Index, the UKX Index, the NKY Index, the SMI Index and the SX5E Index as an underlying index and, together, as the basket components.
Payment at maturity (per PLUS):

￭If the final basket value is greater than the initial basket value:

$1,000 + the leveraged upside payment

In no event will the payment at maturity exceed the maximum payment at maturity

￭If the final basket value is less than or equal to the initial basket value:

($1,000 x basket performance factor)

Under these circumstances, the payment at maturity will be less than or equal to the stated principal amount of $1,000.

	Leveraged upside payment:			$1,000 × leverage factor × basket percent change
	Leverage factor:			300%
	Basket percent change:			(final basket value – initial basket value) / initial basket value
	Basket performance factor:			Final basket value / initial basket value
	Maximum payment at maturity:			$1,173 per PLUS (117.30% of the stated principal amount)
Initial basket value:

100, which is equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which was determined on the pricing date.

	Final basket value:			The basket closing value on the valuation date.
	Valuation date:			June 29, 2027, subject to postponement for non-index business days and certain market disruption events.
Basket closing value:

The basket closing value on any day is the sum of the products of (i) the basket component closing value of each of the basket components and (ii) the applicable multiplier for such basket component on such date.

	Basket component closing value:			In the case of each underlying index, the index closing value of such underlying index.
Multiplier:

The multipliers were set on the pricing date based on each basket component’s respective initial basket component value so that each basket component represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the PLUS. See “Basket—Multiplier” above.

	Listing:			The PLUS will not be listed on any securities exchange.
	CUSIP / ISIN:			61781FN58 / US61781FN581
	Agent:			Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
	Estimated value on the pricing date:			$970.80 per PLUS. See “Investment Overview” on page 2.
	Commissions and issue price:	Price to public(1)	Agent’s commissions and fees	Proceeds to us(3)
	Per PLUS	$1,000	$17.50(1)
			$5(2)	$977.50
	Total	$10,390,000	$233,775	$10,156,225

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $17.50 for each PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each PLUS.

(3)See “Use of proceeds and hedging” on page 17.

The PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 5.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the PLUS” and “Additional Information About the PLUS” at the end of this document.

References to “we,” “us,” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated April 8, 2026 Index Supplement dated April 8, 2026 Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027 (the “PLUS”) can be used:

￭As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity

￭To enhance returns and potentially outperform the basket in a moderately bullish scenario

￭To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 13 months
Leverage factor:	300%
Minimum payment at maturity:	None. You could lose your entire initial investment in the PLUS.
Maximum payment at maturity:	$1,173 per PLUS (117.30% of the stated principal amount)
Basket component weightings:	7.50% for the AS51 Index, 17.50% for the UKX Index, 25.00% for the NKY Index, 10.00% for the SMI Index and 40.00% for the SX5E Index
Interest:	None

The original issue price of each PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the PLUS, which are borne by you, and, consequently, the estimated value of the PLUS on the pricing date is less than $1,000. We estimate that the value of each PLUS on the pricing date is $970.80.

What goes into the estimated value on the pricing date?

In valuing the PLUS on the pricing date, we take into account that the PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the PLUS?

In determining the economic terms of the PLUS, including the leverage factor and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the PLUS?

The price at which MS & Co. purchases the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the PLUS and, if it once chooses to make a market, may cease doing so at any time.

May 2026 Page 2

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

Key Investment Rationale

The PLUS offer leveraged exposure to a certain range of positive performance of the basket. In exchange for enhanced performance of 300% of the appreciation of the value of the basket, investors forgo performance above the maximum payment at maturity of $1,173 per PLUS. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the value of the basket over the term of the PLUS. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the PLUS. All payments on the PLUS are subject to our credit risk.

Leveraged Performance Up to a Cap	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario

The basket increases in value, and, at maturity, the PLUS redeem for the stated principal amount of $1,000 plus 300% of the basket percent change, subject to the maximum payment at maturity of $1,173 per PLUS (117.30% of the stated principal amount).

Par Scenario	The final basket value is equal to the initial basket value. In this case, you receive the stated principal amount of $1,000 at maturity.
Downside Scenario

The basket declines in value, and, at maturity, the PLUS redeem for less than the stated principal amount by an amount proportionate to the decline in the value of the basket over the term of the PLUS. For example, if the final basket value is 30% less than the initial basket value, the PLUS will redeem at maturity for a loss of 30% of the principal at $700, or 70% of the stated principal amount. There is no minimum payment at maturity on the PLUS, and you could lose your entire investment.

May 2026 Page 3

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	300%
Maximum payment at maturity:	$1,173 per PLUS (117.30% of the stated principal amount)
Minimum payment at maturity:	None

PLUS Payoff Diagram

The Basket
The PLUS
$1,173
Maximum Payment at
Maturity
$1,000 Stated
Principal Amount
PLUS Zone
Payment at Maturity on the PLUS
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
-100%
-80%
-60%
-40%
-20%
0%
5.767%
20%
40%
60%
80%
100%
Basket Percent Change

How it works

￭Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 300% of the appreciation of the basket over the term of the PLUS, subject to the maximum payment at maturity. Under the terms of the PLUS, an investor will realize the maximum payment at maturity of $1,173 per PLUS (117.30% of the stated principal amount) at a final basket value of 105.767% of the initial basket value.

￭If the basket appreciates 2%, the investor would receive a 6% return, or $1,060 per PLUS.

￭If the value of the basket appreciates 50%, the investor would receive only the maximum payment at maturity of $1,173 per PLUS, or 117.30% of the stated principal amount.

￭Par Scenario. If the final basket value is equal to the initial basket value, the investor would receive the $1,000 stated principal amount.

￭Downside Scenario. If the final basket value is less than the initial basket value, the investor would receive an amount that is less than the $1,000 stated principal amount, based on a 1% loss of principal for each 1% decline in the value of the basket. Under these circumstances, the payment at maturity will be less than the stated principal amount per PLUS. There is no minimum payment at maturity on the PLUS.

￭If the basket depreciates 60%, the investor would lose 60% of their principal and receive only $400 per PLUS at maturity, or 40% of the stated principal amount.

May 2026 Page 4

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement, tax supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

Risks Relating to an Investment in the PLUS

￭The PLUS do not pay interest or guarantee return of any principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each PLUS by an amount proportionate to the full decline in the value of the basket over the term of the PLUS. There is no minimum payment at maturity on the PLUS, and, accordingly, you could lose your entire initial investment in the PLUS.

￭The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $1,173 per PLUS, or 117.30% of the stated principal amount. Although the leverage factor provides 300% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 117.30% of the stated principal amount for the PLUS, any increase in the final basket value over the initial basket value by more than 5.767% of the initial basket value will not further increase the return on the PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the PLUS in the secondary market, including: the value, volatility (frequency and magnitude of changes in value) and dividend yield of the basket components, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket components or equities markets generally and which may affect the final basket value, and any actual or anticipated changes to our credit ratings or credit spreads. The values of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Basket Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

￭The PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUS. You are dependent on our ability to pay all amounts due on the PLUS at maturity and therefore you are subject to our credit risk. The PLUS are not guaranteed by any other entity. If we default on our obligations under the PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the PLUS is not linked to the value of the basket at any time other than the valuation date. The final basket value will be based on the basket closing value on the valuation date, subject to postponement for non-index business days and certain market disruption events. Even if the value of the basket appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual value of the basket on the stated maturity date or at other times during the term of the PLUS may be higher than the basket closing value on the valuation date, the payment at maturity will be based solely on the basket closing value on the valuation date.

￭Investing in the PLUS is not equivalent to investing in the basket components. Investing in the PLUS is not equivalent to investing directly in the basket components or any of the component stocks of the basket components. As

May 2026 Page 5

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components or any of the component stocks of the basket components.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the PLUS in the original issue price reduce the economic terms of the PLUS, cause the estimated value of the PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the PLUS than those generated by others, including other dealers in the market, if they attempted to value the PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your PLUS in the secondary market (if any exists) at any time. The value of your PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The PLUS will not be listed on any securities exchange and secondary trading may be limited. The PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the PLUS. MS & Co. may, but is not obligated to, make a market in the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the PLUS, it is likely that there would be no secondary market for the PLUS. Accordingly, you should be willing to hold your PLUS to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the PLUS. As calculation agent, MS & Co. will determine the initial basket component values, the multipliers and the final basket value, and will calculate the basket percent change and the amount of cash you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the basket component closing value in the event of a market disruption event or discontinuance of the relevant basket component. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—General Terms of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default,” “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation,” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the PLUS on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the PLUS (and possibly to other instruments linked to the underlying indices or component stocks of the underlying indices), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the PLUS, and the hedging strategy may

May 2026 Page 6

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the values of the basket components on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Basket Components

￭Changes in the values of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when the value of one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, increases in the value of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The PLUS are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The basket components are not equally weighted. The PLUS are linked to a basket of five basket components, and the basket components have significantly different weights in determining the value of the basket. The same percentage change in each of the basket components would therefore have different effects on the basket closing value because of the unequal weighting. For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket component with the lesser weighting.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the PLUS. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the PLUS or the component securities of the underlying indices, or engaging in transactions therein, and any such action could adversely affect the value of the underlying indices or the PLUS. These regulatory actions could result in restrictions on the PLUS and could result in the loss of a significant portion or all of your initial investment in the PLUS, including if you are forced to divest the PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the PLUS has declined.

￭Adjustments to the basket components could adversely affect the value of the PLUS. The publisher of each underlying index can add, delete or substitute the stocks underlying such index, and can make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the PLUS. In addition, an index publisher may discontinue or suspend calculation or publication of the relevant underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index for such index that is comparable to the discontinued index and is permitted to consider indices that are

May 2026 Page 7

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index for such index, the payment at maturity on the PLUS will be an amount based on the closing prices on the valuation date of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to discontinuance of such index.

May 2026 Page 8

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

Historical Information

Basket Overview

The basket is an underlying basket consisting of the basket components. The weighting of each basket component within the underlier is specified on the cover of this document. The actual performance of the basket and the basket components over the term of the securities may bear little relation to the historical performance of the basket and the basket components presented in this document.

The following graph is calculated based on an initial basket value of 100 on May 29, 2026 (assuming that each basket component is weighted as described in “Basket” on the cover of this document) and illustrates the effect of the offset and/or correlation among the basket components during such period. The following graph does not take into account the terms of the PLUS, nor does it attempt to show in any way your expected return on an investment in the PLUS. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance January 1, 2021 to May 29, 2026

May 2026 Page 9

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

S&P®/ASX 200 Index Overview

Bloomberg Ticker Symbol: AS51

The S&P®/ASX 200 Index is Australia’s large capitalization tradable equity index and Australia’s institutional benchmark. The S&P®/ASX 200 Index is composed of the 200 largest and most liquid index-eligible stocks listed in the ASX by float-adjusted market capitalization. The basket index publisher with respect to the S&P®/ASX 200 Index is S&P® Dow Jones Indices LLC, or any successor thereof. For additional information about the S&P®/ASX 200 Index, see the information set forth under “S&P®/ASX 200 Index” in the accompanying index supplement.

The basket component closing level of the AS51 Index on May 29, 2026 was 8,731.652. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

AS51 Index Daily Basket Component Closing Levels January 1, 2021 to May 29, 2026

May 2026 Page 10

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

FTSE® 100 Index Overview

Bloomberg Ticker Symbol: UKX

The FTSE® 100 Index is a free-float-adjusted index which measures the composite price performance of stocks of the largest 100 blue-chip companies (determined on the basis of market capitalization) traded on the London Stock Exchange. The underlying index publisher with respect to the FTSE® 100 Index is FTSE International Limited, or any successor thereof. The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) are selected from a reference group of stocks trading on the London Stock Exchange which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value. For additional information about the FTSE® 100 Index, see the information set forth under “FTSE® 100 Index” in the accompanying index supplement.

The basket component closing level of the UKX Index on May 29, 2026 was 10,409.28. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

UKX Index Daily Basket Component Closing Levels January 1, 2021 to May 29, 2026

May 2026 Page 11

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

Nikkei Stock Average Overview

Bloomberg Ticker Symbol: NKY

The Nikkei Stock Average is an index that measures the composite price performance of 225 underlying stocks, which represent a broad cross-section of Japanese industries, trading on the Prime Market of the Tokyo Stock Exchange (the “TSE”). The underlying index publisher with respect to the Nikkei Stock Average is Nikkei Inc., or any successor thereof. Stocks must be listed on the Prime Market of the TSE in order to be included in the Nikkei Stock Average. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average) be included in the Nikkei Stock Average. Nikkei Inc., formerly known as Nihon Keizai Shimbun, Inc., first calculated and published the Nikkei Stock Average in 1970. Stocks that qualify for the Nikkei Stock Average are part of the high liquidity group, composed of the 450 most liquid issues on the TSE Prime Market, and are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities. For additional information about the Nikkei Stock Average, see the information set forth under “Nikkei Stock Average” in the accompanying index supplement.

The closing level of the NKY Index on May 29, 2026 was 66,329.50. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

NKY Index Daily Basket Component Closing Levels January 1, 2021 to May 29, 2026

May 2026 Page 12

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

Swiss Market Index® Overview

Bloomberg Ticker Symbol: SMI

The Swiss Market Index® represents more than 75% of the free-float capitalization of the Swiss equity market. The Swiss Market Index® consists of the 20 largest, most highly capitalized and liquid equities of the Swiss Performance Index® traded on the SIX Swiss Exchange. The basket index publisher with respect to the Swiss Market Index® is SIX Group Ltd., or any successor thereof. For additional information about the Swiss Market Index®, see the information set forth under “Swiss Market Index®” in the accompanying index supplement.

The basket component closing level of the SMI Index on May 29, 2026 was 13,542.66. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

SMI Index Daily Basket Component Closing Levels January 1, 2021 to May 29, 2026

May 2026 Page 13

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

EURO STOXX 50® Index Overview

Bloomberg Ticker Symbol: SX5E

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders among the 20 STOXX® supersectors in terms of free float market capitalization, which includes stocks selected from the Eurozone. The underlying index publisher with respect to the EURO STOXX 50® Index is STOXX® Limited, or any successor thereof. The EURO STOXX 50® Index was first published on February 26, 1998 with a base value of 1,000 as of December 31, 1991. The component stocks of the EURO STOXX 50® Index have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

The basket component closing level of the SX5E Index on May 29, 2026 was 6,050.54. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

SX5E Index Daily Basket Component Closing Levels January 1, 2021 to May 29, 2026

May 2026 Page 14

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

Additional Terms of the PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement, tax supplement or prospectus, the terms described herein shall control.
Underlying index publishers:

With respect to the AS51 Index, S&P® Dow Jones Indices LLC, or any successor thereof.

With respect to the UKX Index, FTSE International Limited, or any successor thereof.

With respect to the NKY Index, Nikkei Inc. or any successor thereof.

With respect to the SMI Index, SIX Group Ltd., or any successor thereof.

With respect to the SX5E Index, STOXX® Limited, or any successor thereof.

Index closing value:

With respect to each of the AS51 Index, the NKY Index, the SMI Index and the SX5E Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such basket component, or any successor index, published at the regular official weekday close of trading on such index business day by the basket component publisher for such basket component. In certain circumstances, the index closing value for each of the AS51 Index, the NKY Index, the SMI Index and the SX5E Index will be based on the alternate calculation of such basket component as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the UKX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the UKX Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the UKX Index will be based on the alternate calculation of the UKX Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the UKX Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the UKX Index published by the basket component publisher for the UKX Index.

Postponement of maturity date:

If the valuation date for any basket component is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following such valuation date as postponed.

Bull market or bear market PLUS:	Bull Market PLUS
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the PLUS to the trustee for delivery to the depositary, as holder of the PLUS, on the maturity date.

May 2026 Page 15

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

Additional Information About the PLUS
Additional Information:
Minimum ticketing size:	$1,000 / 1 PLUS
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax

May 2026 Page 16

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of proceeds and hedging:

The proceeds from the sale of the PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the PLUS by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying indices, in futures or options contracts on the underlying indices or component stocks of the underlying indices listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or component stocks of the underlying indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the values of the basket components, and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the PLUS through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $17.50 for each PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each PLUS. The costs included in the original issue price of the PLUS will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the PLUS offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such PLUS (the “master note”), and such PLUS have been delivered against payment as contemplated herein, such PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency

May 2026 Page 17

Morgan Stanley Finance LLC

PLUS Based on the Value of a Basket Composed of the S&P®/ASX 200 Index, the FTSE® 100 Index, the Nikkei Stock Average, the Swiss Market Index® and the EURO STOXX 50® Index due July 2, 2027

Performance Leveraged Upside Securities℠

Principal at Risk Securities

and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the PLUS (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement, the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL and/or Morgan Stanley will arrange to send you the product supplement for PLUS, index supplement, tax supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for PLUS dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement, in the tax supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

May 2026 Page 18